                                                              EXECUTION COPY

                                GUARANTEE

    THIS GUARANTEE (this "GUARANTEE") dated as of August 19, 1997 is executed and delivered by FOREST OIL CORPORATION, a corporation duly organized and validly existing under the laws of the State of New York ("GUARANTOR"), to THE CHASE MANHATTAN BANK OF CANADA, as Administrative Agent ("ADMINISTRATIVE AGENT") for itself and the Lenders (as defined in the hereinafter identified Second Amended and Restated Credit Agreement) under the Second Amended and Restated Credit Agreement (as hereinafter defined).

                               ARTICLE 1

    SECTION 1.1 DEFINITIONS. As used in this Guarantee, these terms shall have these respective meanings:

    "CANADIAN FOREST" means Canadian Forest Oil Ltd., a corporation organized under the laws of the Province of Alberta, Canada.

    "COMPANY" means 611852 SASKATCHEWAN LTD., a corporation organized under the laws of the Province of Saskatchewan, Canada.

    "DEBT" means at any relevant time the sum of (a) all debt (principal, interest or other) evidenced by the Notes, the Letter of Credit Liabilities, the Letter of Credit Reimbursement Obligations, the Bankers' Acceptance Liabilities or any of the foregoing, and all other obligations incurred under or arising pursuant to or in connection with the Second Amended and Restated Credit Agreement or any of the other Loan Documents, (b) all obligations and indebtedness ("INTEREST RATE OBLIGATIONS") evidenced by all Interest Rate Protection Agreements of Company, Canadian Forest or any Subsidiary Borrower to any one or more of the Lenders or an Affiliate of a Lender (and if Interest Rate Obligations are owed to an Affiliate of a Lender, the references to "Lender" or "Lenders" shall, where the context permits, be deemed to include such Affiliate) in connection with any program for interest rate protection permitted under the Second Amended and Restated Credit Agreement or otherwise approved in writing by the Majority Lenders and (c) all obligations and indebtedness ("CONTRACT OBLIGATIONS") evidenced by all Commodity Hedging Agreements of Company, Canadian Forest or any Subsidiary Borrower to any one or more of the Lenders permitted under the Second Amended and Restated Credit Agreement or otherwise approved in writing by the Majority Lenders. The Debt includes interest and other obligations accruing or arising in connection with the foregoing after (a) commencement of any case under any bankruptcy

                                 GUARANTEE
or similar laws by or against any Obligor or (b) the obligations of any Obligor shall cease to exist by operation of law or for any other reason. The Debt also includes all reasonable attorneys' fees and any other expenses incurred by Administrative Agent in negotiating, monitoring or enforcing the Loans, the Notes, the Bankers' Acceptances, the Letter of Credit Liabilities, the Letter of Credit Reimbursement Obligations, the Interest Rate Obligations, the Bankers' Acceptance Liabilities, the Contract Obligations or any of the Loan Documents or defending against any claims arising directly or indirectly in respect of or on account of any of the Debt.

    "INTERCREDITOR AGREEMENT" shall have the meaning ascribed thereto in the Second Amended and Restated Credit Agreement.

    "LENDER GROUP" shall have the meaning ascribed thereto in the Intercreditor Agreement.

    "LOAN DOCUMENTS" means collectively, the Loan Documents (as defined in the Second Amended and Restated Credit Agreement) and the Loan Documents (as defined in the Canadian Forest Credit Agreement).

    "OBLIGOR" means any person or entity now or hereafter primarily or secondarily obligated to pay all or any part of the Debt, including Company, Guarantor, 3189503, Canadian Forest or any of the Subsidiary Borrowers.

    "SECOND AMENDED AND RESTATED CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement dated as of April 1, 1997 among Company, the lenders party thereto and the Administrative Agent, as amended by Amendment No. 1 dated as of even date herewith and as modified by the Intercreditor Agreement, and as the same may be further modified and supplemented from time to time.

Unless otherwise defined in this Guarantee, any capitalized term used in this Guarantee has the meaning ascribed to it in the Second Amended and Restated Credit Agreement.

                                 GUARANTEE

                                ARTICLE 2

    SECTION 2.1. EXECUTION OF LOAN DOCUMENTS. Company has executed and delivered the Notes and the other documents evidencing the Debt to Administrative Agent and Lenders, and the Debt is secured by certain of the Liens created, evidenced or carried forward by the Loan Documents.

    SECTION 2.2. CONSIDERATION. In consideration of the credit and financial accommodations extended and contemplated to be extended to Company by Administrative Agent and Lenders pursuant to the Second Amended and Restated Credit Agreement, the other Loan Documents or otherwise, which Guarantor has determined will substantially benefit it directly or indirectly, and for other good and valuable consideration, the receipt and sufficiency of which Guarantor hereby acknowledges, Guarantor executes and delivers this Guarantee to Administrative Agent with the intention of being presently and legally bound by its terms.

                               ARTICLE 3

    SECTION 3.1. PAYMENT GUARANTEE. Guarantor, as a primary obligor and not as a surety, unconditionally guarantees to Administrative Agent for the ratable benefit of Lenders the full, prompt and punctual payment of the Debt when due (whether at its stated maturity, by acceleration or otherwise) in accordance with the Loan Documents or documents evidencing Interest Rate Protection Agreements or Commodity Hedging Agreements, as the case may be. This Guarantee is irrevocable, unconditional and absolute, and if for any reason all or any portion of the Debt shall not be paid when due, Guarantor will immediately pay the Debt to Administrative Agent or other Person entitled to it, in U.S. Dollars or in Canadian Dollars, whichever currency or currencies in which the Debt is then denominated, regardless of (a) any defense, right of set-off or counterclaim which any Obligor may have or assert, (b) whether Administrative Agent or any other Person shall have taken any steps to enforce any rights against any Obligor or any other Person to collect any of the Debt, and (c) any other circumstance, condition or contingency whatsoever.

    SECTION 3.2. APPLICATION OF PAYMENTS OR PREPAYMENTS. The parties hereto agree that any payment or prepayment by Company or any other Person against the Debt shall be deemed paid in such order and manner as Administrative Agent shall determine in its sole discretion.

                                 GUARANTEE

    SECTION 3.3. OBLIGATIONS NOT AFFECTED. The obligations of the Guarantor under Section 3.1 hereof are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of the Second Amended and Restated Credit Agreement, the Notes, the other Loan Documents, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the guaranteed Debt, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor's obligations hereunder shall not be diminished in any way except by the payment in full of the guaranteed Debt. Without limiting the generality of the foregoing, and to the fullest extent permitted by applicable law, Guarantor's covenants, agreements and obligations under this Guarantee shall in no way be released, diminished, reduced, impaired or otherwise affected by reason of the happening from time to time of any of the following things, for any reason, whether by voluntary act, operation of law or order of any competent governmental authority and whether or not Guarantor is given any notice or is asked for or gives any further consent (all requirements for which, however arising, Guarantor hereby WAIVES to the fullest extent permitted by applicable law):

    (a) release or waiver of any obligation or duty to perform or observe any express or implied agreement, covenant, term or condition imposed in any of the Loan Documents or by applicable law on any Obligor or any party to the Loan Documents;

    (b) extension of the time for payment of any part of the Debt or any other sums payable under the Loan Documents, extension of the time for performance of any other obligation under or arising out of or in connection with the Loan Documents or change in the manner, place or other terms of such payment or performance;

    (c)  settlement or compromise of any or all of the Debt;

    (d) renewal, supplement, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) of any part of any of the Loan Documents or any obligations under the Loan Documents of any Obligor or any other party to the Loan Documents;

    (e) acceleration of the time for payment or performance of any Debt or other obligation under any of the Loan Documents or exercise of any other right, privilege or remedy under or in regard to any of the Loan Documents;

                                 GUARANTEE

    (f) failure, omission, delay, neglect, refusal or lack of diligence by Administrative Agent or any other Person to assert, enforce, give notice of intent to exercise or any other notice with respect to or exercise any right, privilege, power or remedy conferred on Administrative Agent or any other Person in any of the Loan Documents or by law or action on the part of Administrative Agent or any other Person granting indulgence, grace, adjustment, forbearance or extension of any kind to any Obligor or any other Person;

    (g) release, surrender, exchange, subordination or loss of any security or Lien or the priority thereof under any of the Loan Documents or in connection with the Debt;

    (h) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any guaranty, pledge, mortgage, deed of trust, security agreement, lien, charge, insurance agreement, bond, letter of credit or other security device, guaranty, surety or indemnity agreement whatsoever;

    (i) taking or acceptance of any other security or guaranty for the payment or performance of any or all of the Debt or the obligations of any Obligor;

    (j) release, modification or waiver of, or failure, omission, delay, neglect, refusal or lack of diligence to enforce, any right, benefit, privilege or interest under any contract or agreement, under which the rights of any Obligor have been collaterally or absolutely assigned, or in which a security interest has been granted, to Administrative Agent or any Lender as direct or indirect security for payment of the Debt or performance of any other obligations to or at any time held by Administrative Agent or any Lender;

    (k) death, legal incapacity, disability, voluntary or involuntary liquidation, dissolution, sale of any collateral, marshaling of assets and liabilities, change in corporate or organizational status, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt or other similar proceedings of or affecting any Obligor or any of the assets of any Obligor, even if any of the Debt is thereby rendered void, unenforceable or uncollectible against any other Person;

    (l) occurrence or discovery of any irregularity, invalidity or unenforceability of any of the Debt or Loan Documents or any defect or deficiency in any of the Debt or Loan Documents, including the unenforceability of any provisions of any of the Loan Documents because entering into any such Loan Documents was ULTRA VIRES or because anyone who executed them exceeded their authority;

                                 GUARANTEE

    (m) failure to acquire, protect or perfect any lien or security interest in any collateral intended to secure any part of the Debt or any other obligations under the Loan Documents or failure to maintain perfection;

    (n) failure by Administrative Agent or any other Person to notify, or timely notify, Guarantor of any default, event of default or similar event (however denominated) under any of the Loan Documents, any renewal, extension, supplement, modification, rearrangement, amendment, restatement, replacement, cancellation, rescission, revocation or reinstatement (whether or not material) or assignment of any part of the Debt, or of the Loan Documents, release or exchange of any security, any other action taken or not taken by Administrative Agent or any other Person against any Obligor or any other Person or any direct or indirect security for any part of the Debt or other obligation of Company, any new agreement between Administrative Agent and/or any Lender and any Obligor or any other Person or any other event or circumstance. Neither Administrative Agent nor any Lender has any duty or obligation to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Debt or the Loan Documents;

    (o) occurrence of any event or circumstances which might otherwise constitute a defense available to, or a discharge of, any Obligor, including failure of consideration, fraud by or affecting any Person, usury, forgery, breach of warranty, failure to satisfy any requirement of the statute of frauds, running of any statute of limitation, accord and satisfaction and any defense based on election of remedies of any type;

    (p) receipt and/or application of any proceeds, credits or recoveries from any source, including any proceeds, credits, or amounts realized from exercise of any of Administrative Agents' rights, remedies, powers or privileges under the Loan Documents, by law or otherwise available to Administrative Agent or any Lender; and

    (q) occurrence of any act, error or omission of Administrative Agent or any other Person.

    SECTION 3.4. WAIVER OF CERTAIN RIGHTS AND NOTICES. To the fullest extent permitted by applicable law, Guarantor hereby WAIVES and RELEASES all right to require marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guarantee and of any liability to which it applies or may apply, notice of the creation, accrual, renewal, increase, extension, modification, amendment or rearrangement of any part of the Debt, presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of intent to accelerate, notice of acceleration and, all other notices and

                                 GUARANTEE
demands, collection, suit and the taking of any other action by Administrative Agent or any Lender.

    SECTION 3.5. NOT A COLLECTION GUARANTEE. This is an absolute guarantee of payment, and not of collection, and to the fullest extent permitted by applicable law, Guarantor WAIVES any right to require that any action be brought against any Obligor or any other Person, or that Administrative Agent or any Lender be required to enforce or exhaust any of its rights, benefits or privileges under any of the Loan Documents, by law or otherwise; PROVIDED that nothing herein shall be construed to prevent Administrative Agent or any Lender from exercising and enforcing at any time any right, benefit or privilege which it may have under any Loan Document or by law from time to time, and at any time, and Guarantor agrees that Guarantor's obligations hereunder are and shall be absolute, independent and unconditional under any and all circumstances. Should Administrative Agent or any Lender seek to enforce Guarantor's obligations by action in any court, Guarantor WAIVES any requirement, substantive or procedural, that such Administrative Agent or such Lender pursue any foreclosure action or that a judgment first be sought or rendered against any Obligor or any other Person or that any Obligor or any other Person be joined in such cause or that a separate action be brought against any Obligor or any other Person. All waivers in this Guarantee or any of the Loan Documents shall be without prejudice to Administrative Agent or any Lender at its option to proceed against any Obligor or any other Person, whether by separate action or joinder. The guarantee in Section 3.1 is a continuing guarantee and shall apply to all Debt whenever arising. Guarantor agrees that this Guarantee shall not be discharged except by payment of the Debt in full in the applicable currency, complete performance of all payment obligations of the Obligors on the Debt and termination of the obligation (if any) to make any further advances under the Loan Documents or extend other financial accommodations to any Obligor.

    SECTION 3.6. SUBROGATION. Guarantor agrees that it shall not be entitled to exercise any rights of subrogation to Administrative Agent's or any Lender's rights against any Obligor or any other Person or any collateral or offset rights held by Administrative Agent or any Lender for payment of the Debt until the later of complete and final payment of all of the guaranteed Debt under this Guarantee and final termination of this Guarantee.

    SECTION 3.7. RELIANCE ON GUARANTEE. All extensions of credit and financial accommodations heretofore or hereafter made by Administrative Agent or any Lender under or in respect of the Debt or any Loan Documents shall be conclusively presumed to have been accepted by the Guarantor as part of the Debt guaranteed hereby.

                                 GUARANTEE

    SECTION 3.8. DEMANDS ARE CONCLUSIVE. A certificate submitted to Guarantor by Administrative Agent setting forth the basis for any demand by Administrative Agent hereunder shall constitute a demand hereunder and shall be conclusive, absent manifest error, as to the matters therein stated, including the amount due.

    SECTION 3.9. JOINT AND SEVERAL. If any Person makes any guaranty of any of the obligations guaranteed hereby or gives any security for them, Guarantor's obligations hereunder shall be joint and several with the obligations of such other Persons pursuant to such agreement or other papers making the guaranty or giving the security.

    SECTION 3.10. PAYMENTS RETURNED. Guarantor agrees that, if at any time all or any part of any payment previously applied by Administrative Agent or any Lender to the Debt is or must be returned by Administrative Agent or any Lender or recovered from Administrative Agent or any Lender for any reason (including the order of any bankruptcy court), this Guarantee shall automatically be reinstated to the same effect as if the prior application had not been made, and, in addition, Guarantor hereby agrees to indemnify Administrative Agents and Lenders against, and to save and hold
Administrative Agents and Lenders harmless from any required return by Administrative Agent and any Lender or recovery from Administrative Agent or any Lender of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason.

    SECTION 3.11. REMEDIES. Guarantor agrees that, as between Guarantor and Administrative Agent, the obligations of Company under the Second Amended and Restated Credit Agreement and the Notes may be declared to be forthwith due and payable as provided in Section 9 of the Second Amended and Restated Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9) for purposes of
Section 3.1 hereof notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the applicable Obligor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the applicable Obligor) shall forthwith become due and payable by Guarantor for purposes of said Section 3.1.

    SECTION 3.12. CONTINUING GUARANTEE. The guarantee in Section 3.1 is a continuing guarantee, and shall apply to all guaranteed Debt whenever arising.

                                 GUARANTEE

    SECTION 3.13. PRINCIPAL DEBTOR. Notwithstanding any other obligations of Guarantor under this Guarantee, any amounts which may not be recoverable from Guarantor as guarantor under this Guarantee shall be recoverable from Guarantor as principal debtor in respect thereof and shall be paid to Administrative Agent by Guarantor after demand therefor.

                                ARTICLE 4

    Guarantor warrants and represents as follows:

    SECTION 4.1. RELATIONSHIP TO COMPANY, 3189503, CANADIAN FOREST AND THE SUBSIDIARY BORROWERS. Guarantor has determined that its liability and obligation under this Guarantee may reasonably be expected to substantially benefit Guarantor directly or indirectly, and Guarantor's board of directors has made that determination. Company, 3189503, Canadian Forest and the Subsidiary Borrowers and Guarantor are mutually dependent on each other in the conduct to their respective businesses and are, and do business together with the other Subsidiaries of Guarantor as, an integrated business enterprise involved in the development, exploration, production, marketing and transportation of oil, gas and other minerals. The maintenance and improvement of Company's, 3189503's, Canadian Forest's and the Subsidiary Borrowers' financial condition is vital to the business of Guarantor and the transactions contemplated in the Second Amended and Restated Credit Agreement produce distinct and identifiable financial and economic direct or indirect benefits to Guarantor. Guarantor has had full and complete access to the underlying papers relating to the Debt and all other papers executed by any Obligor or any other Person in connection with the Debt, has reviewed them and is fully aware of the meaning and effect of their contents. Guarantor is fully informed of all circumstances which bear upon the risks of executing this Guarantee and which a diligent inquiry would reveal. Guarantor has adequate means to obtain from Company, Canadian Forest, 3189503 and the Subsidiary Borrowers on a continuing basis information concerning Company's, Canadian Forest's, 3189503's and the Subsidiary Borrowers' financial condition, and is not depending on Administrative Agent or any Lender to provide such information, now or in the future. Guarantor agrees that neither Administrative Agent nor any Lender shall have an obligation to advise or notify Guarantor or to provide Guarantor with any data or information. The execution and delivery of this Guarantee is not a condition precedent (and neither Administrative Agent nor any Lender has in any way implied that the execution of this Guarantee is a condition precedent) to Administrative Agent's or any Lender's making, extending or modifying any loan or any other financial accommodation to or for Guarantor.

                                 GUARANTEE

     SECTION 4.2 PROCEEDINGS. No bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Guarantor's knowledge, against Guarantor.

                                  ARTICLE 5

     SECTION 5.1  TERM.  Subject to the automatic reinstatement provisions of
ARTICLE 3 above, this Guarantee shall terminate and be of no further force or effect upon full and final payment of the Debt, complete performance of all of the obligations of the Obligors under the Loan Documents and Guarantor hereunder and final termination of the obligation (if any) to make any further advances under the Loan Documents or to provide any other financial accommodations to any Obligor.

                                  ARTICLE 6

     SECTION 6.1. BINDING ON SUCCESSORS; NO ASSIGNMENT BY GUARANTOR. All guaranties, warranties, representations, covenants and agreements in this Guarantee shall bind the successors and assigns of Guarantor and shall benefit Administrative Agent and Lenders and their respective successors and assigns, and any holder of any part of the Debt. Guarantor shall not assign or delegate any of its obligations under this Guarantee or any of the Loan Documents without Administrative Agent's and Lenders' express prior written consent.

     SECTION 6.2. SUBORDINATION OF COMPANY'S OBLIGATIONS TO GUARANTOR. Guarantor agrees that if, for any reason whatsoever, Company, Canadian Forest, 3189503 or the Subsidiary Borrowers now or hereafter becomes liable, obligated or indebted to Guarantor, all such liabilities, obligations and indebtedness, together with all interest thereon and fees and other charges in connection therewith, and all Liens shall at all times, be second, subordinate and inferior in right of payment, in lien priority and in all other respects to the Debt and all Liens securing the Debt.

     SECTION 6.3. WAIVER OF SURETYSHIP RIGHTS. By signing this Guarantee, Guarantor WAIVES each and every right to which it may be entitled by virtue of any suretyship law, including any rights it may have under applicable laws to require that any action or proceeding be commenced against Company, Canadian Forest, 3189503, the Subsidiary Borrowers or any other Person as a condition to the institution of any action or proceeding relating to the obligations of Guarantor hereunder.

                                GUARANTEE

     SECTION 6.4. AMENDMENTS IN WRITING. This Guarantee shall be changed only by agreement in writing signed by Guarantor and Administrative Agent. Any waiver or consent with respect to this Guarantee shall be effective only in the specific instance and for the specific purpose for which given. No course of dealing between the parties, no usage of trade and no parole or extrinsic evidence of any nature shall be used to supplement or modify any of the terms or provisions of this Guarantee.

     SECTION 6.5. NOTICES. Any notices or other communications required or permitted to be given hereunder shall be given or made by telegraph, telecopy (confirmed by mail), mail or other writing and telecopied, telegraphed, mailed or delivered to the intended recipient at the address set forth below for such recipient or at such other address as shall be designated by such recipient in a notice to the other parties hereto given in accordance with this Section:

     If to Guarantor:                 Forest Oil Corporation
                                      1600 Broadway
                                      Suite 2200
                                      Denver, Colorado 80202

                                      Attention:        Kenton Scroggs
                                      Telecopier No.:   (303) 812-1602
                                      Telephone No.:    (303) 812-1414

     If to Administrative Agent:      The Chase Manhattan Bank of Canada,
                                        as Administrative Agent
                                      First Canadian Place
                                      150 King Street West
                                      Suite 1600
                                      Toronto, Ontario M5H 1J9
                                      Canada

                                      Attention:  Vice President
                                                  Corporate Finance

                                      Telecopier No.:  (416) 216-4161
                                      Telephone No.:   (416) 216-4144



                                GUARANTEE

Except as may be otherwise provided herein, all notices and other communications shall be deemed to have been duly received when transmitted by telecopier during regular business hours, delivered to the telegraph office, or personally delivered or, in the case of a mailed notice, three (3) days after deposit in the United States mail, postage prepaid, certified mail with return receipt requested (or upon actual receipt, if earlier), in each case given or addressed as aforesaid. Actual notice, however and from whomever given or received, shall always be effective when received.

     SECTION 6.6. SECTION HEADINGS. The table of contents, captions and section headings used in this Guarantee are included for reference only and shall not be considered in interpreting, applying or enforcing this Guarantee.

     SECTION 6.7. VENUE. This Guarantee is performable in Alberta, Canada, which shall be a proper place of venue for suit on or in respect of this Guarantee. Guarantor irrevocably agrees that any legal proceeding in respect of this Guarantee shall be brought in the courts of the Province of Alberta and the courts of appeal therefrom (collectively, the "SPECIFIED COURTS"). Guarantor hereby irrevocably submits to the nonexclusive jurisdiction of such courts. Guarantor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document brought in any Specified Court, and hereby further irrevocably waives any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Guarantor further (1) agrees to designate and maintain Canadian Forest Oil Ltd., at 600, 800-Sixth Avenue S.W., Calgary, Alberta 72P 3G3, as its agent for service of process in Alberta, Canada in connection with any such suit, action or proceeding and to deliver to Administrative Agent evidence thereof and (2) irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered mail, return receipt requested, postage prepaid, to Guarantor at its address as provided in this Guarantee or as otherwise provided by governing law. Nothing herein shall affect the right of Administrative Agent or any Lender to commence legal proceedings or otherwise proceed against Guarantor in any jurisdiction or to serve process in any manner permitted by applicable law. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THIS GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE PROVINCE OF ALBERTA AND OF CANADA FROM TIME TO TIME IN EFFECT.



                                 GUARANTEE

     SECTION 6.8. SURVIVAL. The guarantees, representations, warranties, covenants and agreements set forth in this Guarantee shall continue and survive until final termination of this Guarantee.

     SECTION 6.9. RIGHTS CUMULATIVE; DELAY NOT WAIVER. Administrative Agent's or any Lender's exercise of any right, benefit or privilege under any of the Loan Documents or at law or in equity shall not preclude the concurrent or subsequent exercise of any of Administrative Agent's or any Lender's other present or future rights, benefits or privileges. The remedies provided in this Guarantee are cumulative and not exclusive of any remedies provided by law or the Loan Documents. No failure by Administrative Agent or any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof.

     SECTION 6.10. SEVERABILITY. If any provision of this Guarantee is held to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Guarantee shall not be affected thereby, and this Guarantee shall be liberally construed so as to carry out the intent of the parties to it.

     SECTION 6.11. ADDITIONAL AGREEMENT. This Guarantee is in addition to and not in substitution for the Limited Recourse Secured Guarantee provided by Guarantor to Company that was assigned to Administrative Agent as of April 1, 1997. Subject to the foregoing, this Guarantee embodies the entire agreement and understanding among Guarantor, Administrative Agent and Lenders with respect to its subject matter. Guarantor acknowledges and agrees that there is no oral agreement among Guarantor, Administrative Agents and Lenders which has not been incorporated in this Guarantee.

     SECTION 6.12. USURY NOT INTENDED; SAVING PROVISIONS. Notwithstanding any provision to the contrary contained in any Loan Document, it is expressly provided that in no case or event shall the aggregate of any amounts accrued or paid pursuant to this Guarantee which under applicable laws are or may be deemed to constitute interest ever exceed the maximum nonusurious interest rate permitted by applicable laws of the Province of Alberta or the applicable laws of Canada, whichever permit the higher rate. In this connection, Guarantor, Administrative Agent and Lenders stipulate and agree that it is their common and overriding intent to contract in strict compliance with applicable usury laws. In furtherance thereof, none of the terms of this Guarantee shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum rate permitted by applicable laws. The
Guarantor shall never be liable for interest in excess of the maximum rate permitted by applicable laws. If, for any reason whatever, such interest paid or received during the full term of the applicable

                                   GUARANTEE
indebtedness produces a rate which exceeds the maximum rate permitted by applicable laws, then Administrative Agent or Lenders, as the case may be, shall credit against the principal of such indebtedness (or, if such indebtedness shall have been paid in full, shall refund to the payor of such interest) such portion of said interest as shall be necessary to cause the interest paid to produce a rate equal to the maximum rate permitted by applicable laws. All sums paid or agreed to be paid to Administrative Agent or any Lender for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the applicable indebtedness, so that the interest rate is uniform throughout the full term of such indebtedness. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, among Guarantor, Administrative Agent and Lenders.

     SECTION 6.13. TAXES. If any payment made by Guarantor to Administrative Agent hereunder becomes subject to any withholding or deduction with respect to Covered Taxes (as defined in the Second Amended and Restated Credit Agreement), Guarantor shall also duly and punctually pay to Administrative Agent such additional amount as may be necessary to ensure that Administrative Agent receives an amount, after taking into account all applicable Covered Taxes, equal to the amount which would have been received by Administrative Agent had such payment not been made subject to any withholding or deduction. In any circumstance, to the extent available, Guarantor shall also promptly remit to Administrative Agent the relevant official receipts or other evidence satisfactory to Administrative Agent evidencing payment to the appropriate taxing authority of each such Covered Tax by Guarantor on behalf of Administrative Agent.

     SECTION 6.14. JUDGEMENT CURRENCY. The credit provided in the Second Amended and Restated Credit Agreement is an international loan transaction in which the specification of Canadian Dollars or U.S. Dollars is of the essence, and the stipulated currency shall in each instance be the currency of account and payment in all instances. A payment obligation in one currency hereunder (the "ORIGINAL CURRENCY") shall not be discharged by an amount paid in another Currency (the "OTHER CURRENCY"), whether pursuant to any judgment expressed in or converted into any Other Currency or in another place except to the extent that such tender or recovery results in the effective receipt by Administrative Agent or a Lender of the full amount of the Original Currency payable under this Guarantee. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Original Currency into the Other Currency, the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures Administrative Agent could purchase Original Currency at the Principal Office with the Other Currency on the Business Day next preceding the day on which such judgment is rendered or otherwise in accordance with applicable law. The obligation of Guarantor in respect of any such sum due from it to the Administrative Agent or any Lenders under the Second Amended and Restated Credit

                                   GUARANTEE

Agreement, hereunder (in this Section 6.14 called an "ENTITLED PERSON") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Other Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer the Original Currency to Toronto with the amount of the judgment currency so adjudged to be due; and Guarantor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Original Currency, the amount (if any) by which the sum originally due to such Entitled Person the Original Currency hereunder exceeds the amount of the Other Currency so purchased and transferred.

     SECTION 6.15. INTERCREDITOR AGREEMENT. Guarantor acknowledges that Lenders may enter into participation arrangements and payment sharing understandings with the banks and other financial institutions which are or may from time to time become parties to the U.S. Credit Agreement pursuant to the Intercreditor Agreement or otherwise and consents to such arrangements and understandings. To the extent any such arrangements or understandings give rise to any liability for any withholding tax payments in connection with any payments made by the Company or any other Obligor under or in connection with the Second Amended and Restated Credit Agreement, then (notwithstanding any provisions to the contrary set forth in this Guarantee or the Second Amended and Restated Credit Agreement), Guarantor shall indemnify each of the applicable members of the Lender Group and shall hold each of the applicable members of the Lender Group harmless from and against any such liability; provided, however, that each member of the Lender Group (if so requested by Guarantor under this Guarantee or Funding Co. under the Second Amended and Restated Credit Agreement) will use good faith efforts to accommodate any reasonable request by Company or Guarantor in order to avoid the need for, or reduce the amount of, such compensation so long as the request will not, in the sole opinion of the applicable member of the Lender Group, be disadvantageous to such member of the Lender Group.


                                   GUARANTEE